EXECUTION COPY CONSULTING AGREEMENT This agreement, made and effective as of November 1, 2021, by and between White Mountains Capital LLC (hereinafter referred to as “Company”), and Liam Caffrey, an independent contractor, of (hereinafter referred to as “Consultant”). RECITALS WHEREAS: the Company desires to retain the services of the Consultant; and WHEREAS: the Consultant is willing and qualified to provide the services to the Company. Now, therefore, in consideration of the stated premises and subject to the terms and covenants of this agreement, and for other valuable consideration, the receipt of which is acknowledged, the parties hereby agree as follow: SECTION 1 SERVICES 1. Consultant is retained by Company to provide various services to the senior management of the Company and its affiliates during the period from November 1, 2021 through February 28, 2022 (the “Term”). SECTION 2 COMPENSATION 2.1 Consultant shall be compensated at the rate of $100,000 per month during the Term, payable on or before the 15th day of each month of the Term. 2.2 In the event White Mountains Insurance Group, Ltd. (“Parent”) does not hire Consultant to serve as its EVP and Chief Financial Officer by March 15, 2022 on terms substantially consistent in the aggregate as those set forth in Exhibit 1, other than for Cause (as defined in the White Mountains Insurance Group, Ltd. Long-tern Incentive Plan) or due to Consultant’s death, disability or refusal to accept such position, the Company shall pay Consultant $1,000,000 no later than March 31, 2022. 2.3 In the event Parent offers to hire Consultant to begin service as its EVP and Chief Financial Officer by March 15, 2022 on terms substantially consistent in the aggregate as those set forth in Exhibit 1, and Consultant does not accept such position, Consultant shall repay to the Company all compensation paid to him under this Agreement. SECTION 3 INDEPENDENT CONTRACTOR RELATIONSHIP 3. During the Term, (1) Consultant shall be an independent contractor and shall have no authority to enter into contracts on behalf of the Company, bind the Company to any third parties, or act as an agent on behalf of the Company in any regard and (2) without limitation to Section 2, Consultant shall not be entitled to receive any compensation or retirement, medical or other benefits as a Company employee. Exhibit 10.2

Company will not withhold taxes from payment made under this agreement. Consultant shall have sole responsibility to declare any income received hereunder and make payment of any withholding taxes to appropriate authorities. SECTION 4 CONSULTANT REPRESENTATION 4. Consultant represents and warrants that Consultant has the right to perform the services required under and pursuant to this agreement without the violation of obligation to others. SECTION 5 CONFIDENTIAL INFORMATION 5. Consultant acknowledges that Consultant may become aware of confidential, secret or proprietary information pertaining to Company, its affiliates and its operations and that disclosure of such information would materially and adversely affect Company or its affiliates. Consultant shall not at any time, either during or after the Term, disclose to any third party, nor use for his own business or benefit, any such confidential information without the prior written consent of Company. SECTION 6 ENTIRE AGREEMENT 6. This Agreement shall constitute the entire agreement between the parties, and any prior understanding or representation of any kind preceding the date of this agreement shall not be binding upon either party except to the extent incorporated into this agreement. SECTION 7 MODIFICATION OF AGREEMENT 7. Any modification of this agreement, or additional obligation assumed by either party in connection with this agreement, shall be binding only if evidenced in writing, signed by each party or an authorized representative of each party. SECTION 8 NOTICES 8. Any notice provided for or concerning this agreement shall be in writing and be deemed sufficiently given when sent by certified or registered mail, if sent to the respective address of each party as set forth at the beginning of this agreement.

SECTION 9 GOVERNING LAW 9. This agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made in and to be performed entirely in New York. In witness whereof, each party to this agreement has caused it to be executed on the date indicated below. Liam Caffrey (Date) White Mountains Capital LLC (Date) /s/ Liam Caffrey /s/ Jason R. Lichtenstein 11/2/2021 11/2/2021

EXHIBIT 1 [LETTERHEAD OF WTM] G. Manning Rountree Chief Executive Officer __, 2021 Liam P. Caffrey Dear Liam: I am pleased to confirm your offer of employment for the position of Executive Vice President and Chief Financial Officer at White Mountains Insurance Group. You will be located in our Hanover office, and your first day of employment will be March 1, 2022. As we have discussed, the Chief Financial Officer role is a key senior team position. You will report directly to me, the Chief Executive Officer. Your compensation and benefits arrangements will be comprised of the following components: 1. Your annual base salary will be $500,000 (payable biweekly). 2. Your annual bonus target will be $375,000 (or 75% of your base salary). Under our annual bonus plan, an overall pool for the management team is determined based on company results; this pool typically ranges from 0% to 200% of target. Individuals are then allocated a portion of this pool based on individual performance. For 2022, you will be eligible for a full bonus (i.e., your bonus will not be pro-rated for the period of time you are working). 3. You will receive a long-term incentive (“LTIP”) grant of 2,500 White Mountains shares in respect of the 2022-2024 compensation cycle. The grant will be split 50/50 between restricted shares and performance shares. The restricted shares will cliff vest on January 1, 2025. The performance shares will pay out in March 2025. The mechanics of the performance shares, which are subject to a performance-based harvest percentage between 0% and 200%, are described in some detail in our most recent proxy statement. I expect that you will receive future grants annually under the White Mountains LTIP plan (e.g., a grant in March 2023 for the 2023-2025 cycle, a grant in March 2024 for the 2024-2026 cycle) at a level commensurate with your position as a Senior Executive of White Mountains. 4. You will receive a signing bonus of $975,000, delivered in three tranches. The first tranche of $325,000 is payable with the first payroll date in March 2022. The second tranche of $325,000 will be payable with the first payroll date in March 2023, conditioned on continued employment except as provided below. The final tranche of $325,000 will be payable with the first payroll date in March 2024, conditioned on continued employment, except as provided below. Should the Company terminate your employment, other than for Cause, prior to your receipt of the final tranche, you will receive the remaining balance of your $975,000 signing bonus at the time of termination.

Should you voluntarily terminate your employment with the Company (other than for Good Reason) prior to March 15, 2024, you will reimburse the Company for any signing bonus amounts paid prior to such voluntary termination of employment. 5. Under our separation principles, a Senior Executive who departs for reasons other than (i) for Cause or (ii) to join a competitor will be allowed to earn all outstanding LTIP awards in full, subject to (i) agreeing to a non- compete and non-solicit through the LTIP period; (ii) signing a mutual release; and (iii) fulfilling any reasonable post-separation arrangements we may mutually agree (e.g., consulting, transition services). You would not ordinarily meet the definition of a Senior Executive until a certain period of employment had passed. However, in light of the circumstances and our desire to provide reasonable assurances around downside scenarios, we will stipulate that, from your first day of employment, you will be considered a Senior Executive (and eligible for the separation treatment described above) in all cases except for you voluntarily resigning without Good Reason prior to March 15, 2024. Furthermore, should the Company terminate your employment, other than for Cause, prior to March 15, 2024, in addition to your treatment as a Senior Executive, you will receive (i) continuation of health and welfare benefits for one year and (ii) a payment of $875,000. 6. You will be eligible to participate in White Mountains’ contributory health, dental, life insurance and 401(k) plans. 7. In connection with your relocation to New Hampshire, you will receive reimbursement for actual expenses incurred for (i) packing, moving, and storage (if needed) of household goods, and (ii) travel from the Chicago area to Hanover, New Hampshire, up to a maximum reimbursement of $50,000. Your travel expenses may include mileage for driving car(s) or shipment of car(s), as applicable. 8. The definitions of “Cause” and “Good Reason” for this letter shall be the same as the definitions of “Cause” and “Constructive Termination”, respectively, in the White Mountains Long-Term Incentive Plan, as amended and restated May 23, 2019. You may not bring any confidential or proprietary information from any former employer to White Mountains or use to the benefit of or disclose to White Mountains any such information at any time. Before you can begin working at White Mountains, we will need to verify that you are legally eligible to work in the United States. You will receive a listing of acceptable forms of identification per the U.S. Department of Justice Immigration and Naturalization Form I-9 in your new hire packet. Please bring the appropriate identification with you on your first day. Liam, we are very excited about the prospect of you joining our team. I have no doubt that your leadership will make a significant impact on the organization in the years to come. Please sign and email back at your convenience. Sincerely, G. Manning Rountree _________________________________________ Liam P. Caffrey _________________________________________ Date